Exhibit 99.(15)(p)

Systematic Financial Management, L.P.

Code of Ethics

Including Statements of Policy on

Insider Trading and Personal Securities Trading

Effective July 1, 2009

Letter from the CEO

Honesty, integrity and placing the interests of our clients first have been Systematic Financial Management’s (“Systematic”) long-standing hallmark and commitment.  One of our company’s most valuable assets is our reputation for acting with integrity, high ethical standards and fairness. Maintaining this reputation is one of the values comprising the foundation of our company.

Systematic and its employees owe a fiduciary duty to our clients, which require each of us to place the interests of our clients ahead of our own interests.  A critical component of our fiduciary duty is to avoid potential conflicts of interest.  Accordingly, you must avoid activities, interests and relationships that might interfere with making decisions in the best interest of Systematic’s clients.  Please bear in mind a conflict of interest can arise even if there is no financial loss to our clients and regardless of the employee’s motivation.

Systematic’s Code of Ethics (the “Code”) sets forth the rules, regulations and standards of conduct for Systematic’s employees.  It is designed to help ensure we conduct our business consistent with these high standards and our values; and to preclude circumstances which may lead to or give the appearance of conflicts of interest, insider trading or unethical business conduct.  The Code prohibits certain activities and personal financial interests, as well as requires disclosure of personal investments and related business activities of all partners, officers and employees.  While it is not possible to specifically define and prescribe rules addressing all possible situations in which conflicts may arise, this Code sets forth Systematic’s policy regarding conduct in those situations in which conflicts are most likely to develop.  It also sets forth guidelines to govern the way we operate and to help us exercise the highest degree of honesty and integrity in our dealings with others.

This Code of Ethics bears the approval of the Company’s Partners and applies to all Systematic employees.  The Code also incorporates Affiliated Managers Group, Inc.’s (Systematic’s parent company) Insider Trading Policy and Procedures, which may be found in Exhibit A and is incorporated into this Code by reference hereto.

The excellent name of our firm continues to be a direct reflection of the conduct of each of us in everything we do.  Doing the right thing begins with basic honesty and integrity. More than ever, it also depends on our good judgment and sensitivity to the way others see us and how they may interpret our actions.  Each of us is responsible for our company’s reputation.  I am confident you will join me in maintaining the honesty and integrity in our business so our company always maintains the attributes of an industry leader and is a place where we are proud to work.

Gyanendra (“Joe”) Joshi
President/Chief Executive Officer

Systematic Financial Management, L.P.

Code of Ethics

I. General Principles and Standards of Business Conduct		1
A.	Compliance with Laws, Rules and Regulations	2
B.	Honest and Ethical Conduct and Avoidance of Improper Conflicts of Interest	2
II. Definitions		3
III.	Statement of Policy on Insider Trading	6
A.	General Statement of Policy	6
B.	What is Insider Trading?	7
C.	Penalties and Sanctions for Insider Trading	8
D.	Procedures for Avoiding Insider Trading	9
E.	Unauthorized Disclosure	10
F.	AMG’s Insider Trading Policy and Procedures	10
IV.	Personal Securities Trading Policy	10
A.	General Statement of Policy	10
B.	Who Must Comply with the Personal Trading Policy?	11
C.	Pre-Clearance Procedures	11
D.	Personal Securities Transaction Pre-Clearance	12
E.	Personal Securities Transactions	12
F.	Personal Securities Trading Restrictions	13
G.	Exceptions to the Personal Trading Policy	15
H.	Reporting	15
I.	Monitoring of Personal Securities Transactions	18
V. Policies Related to Other Business Conduct		18
A.	Confidentiality	18
B.	Fair Dealing	19
C.	Gifts and Business Entertainment	19
D.	Outside Investment Advisory Services	20
E.	Transactions with Investment Advisory Clients	20
F.	Receipt of Brokerage Discounts	20
G.	Service on Boards and Other Outside Activities	20
H.	Political Contributions	21
I.	Other Business Activities	21
J.	Miscellaneous Provisions	22
VI.	Violations, Sanctions and Penalties	23
A.	Violations, Sanctions and Penalties	23
VII.	Receipt of Code and Compliance Certification	24
Exhibit A Affiliated Managers Group, Inc. Insider Trading Policy and Procedures		25
Exhibit B Examples of Beneficial Ownership		32
Exhibit C Compliance and Reporting of Personal Transactions Matrix		33
Exhibit D Personal Trading Pre-Clearance Request Form		34
Exhibit E Initial or Annual Holdings Report		35
Exhibit F Initial Compliance Certifications and Acknowledgements		37
Exhibit G Quarterly Personal Securities Transaction Report – Affiliated Mutual Funds (Excluding 401(k) Plan transactions)		38
Exhibit H Quarterly Personal Securities Transaction Report – Reportable Securities		39
Exhibit I List of Affiliated Funds		40
Exhibit J List of Sub-Advised Funds		43
(Updated June 2009)		43
Exhibit K Quarterly Compliance Acknowledgement		44

i

I.                                         General Principles and Standards of Business Conduct

Systematic Financial Management, L.P. (“Systematic” or the “Firm”) is committed to promoting integrity and maintaining the highest standard of ethical conduct in all of our activities.  Our business success is dependent on trusting relationships, which are built on this foundation of integrity.  Our reputation is founded on the personal integrity of Systematic’s partners, officers and employees, and our dedication to:

•                  Honesty in communications, both within the company and with our suppliers and customers;

•                  Maintaining and protecting the company’s and our customers’ confidential information and trade secrets;

•                  Providing first-class quality service to our clients;

•                  Responsibility for our words and actions;

•                  Compassion in our relationships with our employees and the communities affected by our business;

•                  Fairness to our fellow employees, clients and suppliers through compliance with all applicable laws and regulations; and

•                  Respect for our fellow employees, clients and suppliers while showing willingness to solicit their opinions and value their feedback.

Furthermore, every partner, officer and employee should also keep the following general fiduciary principles in mind in discharging his or her obligations under the Code.

Every Systematic partner, officer and employee shall:

•                  At all times, place the interests of Investment Advisory Clients before his or her personal interests;

•                  Conduct all personal securities transactions in a manner consistent with this Code, so as to avoid any actual or potential conflicts of interest, or an abuse of position of trust and responsibility;

•                  Not take any inappropriate advantage of his or her position with or on behalf of any Investment Advisory Client;

•                  Maintain in strict confidence information concerning the identity of security holdings and financial circumstances of any and all Investment Advisory Clients;

•                  Acknowledge that independence in the investment decision-making process is paramount; and

•                  Promptly report suspected material violations of this Code, including violations of securities or other laws, rules and regulations applicable to our business to the Firm’s Chief Compliance Officer (“CCO”) or to any partner of the Firm.

It is important all partners, officers and employees understand the general principles discussed in this section govern all conduct, whether or not the conduct is covered by more specific standards and procedures set forth herein.  While it is not possible to specifically define and prescribe rules addressing all possible situations in which conflicts may arise, this Code sets forth the Firm’s policy regarding conduct in those situations in which conflicts are most likely to develop.

Failure to comply with the Firm’s Code of Ethics may result in disciplinary action, including termination of employment.

A.                                   Compliance with Laws, Rules and Regulations

Systematic expects all partners, officers and employees to comply with all laws, rules and regulations applicable to the Company’s operations and business.  Partners, officers and employees should seek guidance whenever they are in doubt as to the applicability of any law, rule or regulation regarding any contemplated course of action.  The Company holds periodic information and training sessions to promote compliance with laws, rules and regulations, including insider trading laws.  Please consult the various guidelines and policies which the Company has prepared in accordance with specific laws and regulations.

A good rule of thumb, if in doubt on a course of action, is “Always ask first, act later – if you are unsure of what to do in any situation, seek guidance before you act.”

As a registered investment adviser, Systematic is subject to regulation by the Securities and Exchange Commission (“SEC”), and compliance with federal, state and local laws.  Systematic insists on strict compliance with the spirit and the letter of these laws and regulations.

B.                                     Honest and Ethical Conduct and Avoidance of Improper Conflicts of Interest

Every Systematic partner, officer and employee is required to act honestly and ethically.  This broad requirement includes acting in what he or she reasonably believes to be in the best interest of the Company in connection with his or her duties, reporting material facts honestly to, and not misleading or concealing material facts from, the Company’s Management Committee or its partners.  Each partner, officer or employee should adhere to a high standard of business ethics and should be sensitive to situations that may give rise to actual or apparent conflicts of interest.

A “conflict of interest” occurs when a partner, officer or employee’s personal interest conflicts or interferes with the interests of the Company, with his or her professional obligations to the Company or with the interests of its Investment Advisory Clients.  A conflict situation can arise when a partner, officer or employee pursues interests that prevent the individual from performing his or her duties for the Company or an Investment Advisory Client objectively and effectively.  A conflict of interest would also arise if a partner, officer, employee, or a member of their family, receives improper personal benefits as a result of his or her position with the Company.  Any conflict or interest that arises in a specific situation or transaction must be disclosed by the individual and resolved before taking any action.

Conflicts of interest may not always be evident, and individuals should consult with senior levels of management or legal counsel if they are uncertain about any situation.  In no event, however, shall investment in any security made in accordance with the Company’s Policy on Personal Securities Transactions be considered a conflict of interest with the Company.

II.                                     Definitions

a.               “Access Person” shall mean any partner, officer, general partner, principal, employee or Additional Advisory Person of the Firm.

b.              “Additional Advisory Person” shall mean any partner, officer or employee of any company in a Control relationship with the Firm who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding a purchase or sale of a Security by an Investment Advisory Client of the Firm or whose functions relate to making of any recommendations with respect to such purchases or sales, and any natural person in a Control relationship to the Firm who obtains information concerning recommendations made to any Investment Advisory Client with respect to the purchase or sale of a Security.  This includes all employees other than Access Persons in Systematic’s home office and those employees who have access to security information in our regional office(s).  Going forward in this document, the term “Access Person” includes the definition of “Access Person” and “Additional Advisory Person”.

c.               “Adviser” shall mean Systematic Financial Management, L.P., a Delaware limited partnership.

d.              “Affiliated Mutual Fund” shall mean any fund managed or sub-advised by Systematic and/or any Affiliated Managers Group, Inc. (“AMG”) affiliate.  (See also definition of Reportable Fund.)

e.               “Beneficial ownership” shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.  Application of this definition is explained in more detail in the Appendix to the Code of Ethics hereto, but generally includes ownership by any Access Person or their Immediate Family who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary or voting interest in a security.  (See Exhibit B.)

f.                 “Code” shall mean this Code of Ethics.

g.              A Security is being “considered for purchase or sale” when the Firm has undertaken a project to report on a specific Security, to prepare a draft or final report on such Security or if a recommendation has been made by any Portfolio Manager or member of the Investment Policy Committee with respect to a Security (and, with respect to Portfolio Managers and members of the Investment Policy Committee, if such person is considering making such a recommendation).

h.              “Control” shall have the same meaning as set forth in Section 2(a)(9) of the 1940 Act. Generally, it means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

i.                  “Covered Person” shall mean any director, partner, officer or employee of Systematic.

j.                  “Designated Officer” shall mean the Chief Compliance Officer of the Firm, who shall be responsible for management of the Firm’s program of compliance with the Code of Ethics. However, if the Designated Officer is required to obtain approval from or submit a report, he/she shall seek such approval from, or submit such report to, a person designated by the Chief Executive Officer of the Firm or, if no such person is designated, the Chief Executive Officer of the Firm who shall for such purpose be deemed the Designated Officer.

k.               “Federal Securities Laws” shall mean the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act and any rules adopted by the Commission under any of these statutes, and the Bank Secrecy Act as it applies to investment companies and investment advisers and any rules adopted thereunder by the Commission or the Department of the Treasury.

l.                  “Immediate Family” shall mean any person, related by blood, marriage, domestic partnership (registered or unregistered) or civil union, and living in the same household and includes: any spouse, child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother, father, son, daughter, brother or sister in law, and any adoptive relationships. The Chief Compliance Officer, after reviewing all the pertinent facts and circumstances, may determine, if not prohibited by applicable law, that an indirect beneficial interest held by members of the Access Person’s Immediate Family does not exist or is too remote for the purposes of this Code.

m.            “Investment Advisory Client” shall mean any Investment Company Client and any other client or account which is advised or sub-advised by the Firm as to the value of Securities or as to the advisability of investing in, purchasing or selling Securities.

n.              “Investment Company” shall have the same meaning as set forth under the Investment Company Act of 1940, as amended.

o.              “Investment Company Client” shall mean any registered Investment Company managed, advised and/or sub-advised by the Firm.

p.              “Investment Policy Committee” means the Investment Policy Committee of the Firm or any other body of the Firm serving an equivalent function.

q.              “Management Committee” shall consist of Systematic’s partners and Chief Operating Officer.

r.                 “Personal Investment Committee” shall consist of Chief Compliance Officer, Portfolio Managers, Head Trader, and where necessary the Chief Executive Officer.

s.               “Portfolio Manager” shall mean any Access Person with direct responsibility and authority to make investment decisions affecting any Investment Company Client and shall include, without limitation, all members of the Firm’s Investment Policy Committee.

t.                 A “purchase” or “sale” of a Security includes, among other things, the purchase or writing of an option to purchase or sell a Security.

u.              “Reportable Fund” shall mean any fund for which you serve as an investment adviser as defined in Section 20(a)(20) of the Investment Company Act of 1940 (i.e., in most cases you must be approved by the fund’s board of directors before you can serve); or any fund whose investment adviser or principal underwriter controls you, is controlled by you, or is under common control with you.  For purposes of this section, control has the same meaning as it does in Section 2(a)(9) of the Investment Company Act of 1940. (See also definition of Affiliated Mutual Fund.)

v.              “Reportable Security” shall mean a security as defined in Section 202(a)(18) of the Investment Advisers Act of 1940, except it does not include:

i.	Direct obligations of the Government of the United States;
ii.	Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;
iii.	Shares issued by money market funds;
iv.	Shares issued by open-end funds other than Reportable Funds; and
v.	Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are Reportable Funds. (See also definition of Security.)

w.            “Security” shall have the same meaning as that set forth in Section 2(a)(36) of the Investment Company Act of 1940 (generally, all securities, including options, warrants, unit investment trusts, and electronically traded funds, and other rights to purchase securities) except that it shall not include (i) direct obligation of the Government of the United States, (ii) bankers’ acceptances, (iii) bank certificates of deposit, (iv) commercial paper, (v) high quality short-term debt instruments, and (vi) shares of registered open-end investment companies (shares issued by mutual funds sub-advised by Systematic or an affiliate of Systematic must be reported.  Please refer to Exhibit I for a list of Affiliated Funds and Exhibit J for a list of Sub-Advised Funds. (See also definition of Reportable Security.)

x.                “Temporary Employee” shall mean any person employed by Systematic as a consultant, part time, or on a temporary basis.  Any person described as a “temporary employee” will be required to sign a Confidentiality and Non-Disclosure Agreement.

y.              “Unlisted Security” is a stock or bond not registered with the SEC and therefore cannot be sold in the public market on United States Exchanges, such as the New York Stock Exchange, American Stock Exchange or traded on the National Association of Securities Dealers Automated Quotation System.

III.                                 Statement of Policy on Insider Trading

A.                                   General Statement of Policy

It is illegal for any person, either personally or on behalf of others, to trade in securities on the basis of material, non-public information. It is also illegal to communicate (or “tip”) material, non-public information to others who may trade in securities on the basis of that information.  These illegal activities are commonly referred to as “insider trading.”

This statement of Company Policy on Insider Trading (the “Statement”) sets forth the policy against insider trading of Systematic.  All partners, officers and employees of the Firm (collectively, the “Access Persons”) must comply with this statement, which extends to activities within and outside the scope of their duties at the Firm.

All Access Persons are prohibited from trading either personally or on behalf of others, on material non-public information or communicating material non-public information to others in violation of Section 204A of the Investment Advisors Act of 1940 (“Advisers Act”).  Whenever a partner, officer or employee receives information about a company, he or she should refrain from trading while in possession of that information unless the partner, officer or employee first determines the information is public, non-material, or both.  The partner, officer or employee should also refrain from disclosing the information to others, such as family, relatives, business or social acquaintances, who do not need to know for legitimate business reasons.   If a partner, officer or employee has any questions at all as to whether the information is material and non-public, he or she should contact the CCO regarding any questions prior to divulging any information, making recommendations or trading.

The purpose of this Statement is to address Systematic’s need for an insider trading policy under the securities laws, including the Insider Trading and Securities Fraud Enforcement Act of 1988, as well as to avoid any situation that could damage Systematic’s reputation for integrity and ethical conduct.

What transactions are prohibited?

When you know material, non-public information about any company, you, your spouse and members of your Immediate Family living in your household generally are prohibited from three activities:

•                  Trading in that company’s securities (including trading in options, puts and calls for that company’s securities or other derivative securities based on that company’s securities);

•                  Having others trade for you in that company’s securities; and

•                  Disclosing the information to anyone else who then might trade.

Neither you, nor anyone acting on your behalf, nor anyone who learns the information directly or indirectly from you (including your spouse and family members), can trade. This prohibition continues whenever, and for as long as, you know material, non-public information or it becomes publicly available.  The Firm reserves the right to preclude securities transfers by any of its partners, officers or employees in its discretion, including under circumstances where the proposed transferee may be in possession of material, non-public information.

Although it is most likely that any material, non-public information you might learn would be about the Firm or its affiliates, these prohibitions apply to trading in the securities of any company about which you have material, non-public information which you obtained in the course of your employment with the Firm.

B.                                     What is Insider Trading?

The term “insider trading” is not defined in the federal securities laws, but generally is used to refer to trading in securities (whether or not one is an “insider”) when aware of material, non-public information or communicating material, non-public information to others.

While the law concerning insider trading is not static, it is generally understood the law prohibits:

•                  Trading by an insider while aware of material, non-public information, or

•                  Trading by a non-insider, while aware of material, non-public information where the information either was disclosed to the non-insider in violation of an insider’s duty to keep it confidential or was misappropriated, or

•                  Communicating material, non-public information to others (so called “tipping” under circumstances where it can be reasonably expected that they will trade securities based on that information.

The elements of insider trading and the penalties for such unlawful conduct are set forth below.

i.                  Who is an Insider?

The concept of “insider” is broad. It includes officers, partners, directors and employees of a company, who possess material, non-public information about the Firm and who has a duty to the Firm to keep this information confidential. In addition, a person can be a “temporary insider” if he or she enters into a special relationship in the conduct of a company’s affairs and as a result is given access to information for the company’s purposes and the company expects persons to keep the non-public information confidential. The relationship creates a duty to honor the company’s expectations and thus, the person will be considered an insider.

ii.               What is Material Information?

Trading on insider information is not a basis for liability unless the information is material. “Material” information is generally defined as information a reasonable investor would most likely consider important in making his/her investment decisions, or information reasonably certain to have a substantial effect on the price of a company’s securities, regardless of whether the information is related directly to their business.  Material information includes, but is not limited to:

•                  Dividend changes;

•                  Unannounced earnings and financial results;

•                  Changes in previously released earnings estimates or other financial forecasts;

•                  Proposed issuances of securities;

•                  Significant merger or acquisition proposals or agreements;

•                  Major litigation;

•                  Financial liquidity problems;

•                  Government investigations;

•                  Significant litigation; and

•                  Significant changes in operations and extraordinary management developments.

Information a reasonable investor would consider important in deciding whether to buy, sell or hold securities is considered material.  Information likely to affect the price of the company’s securities is almost always likely to be deemed material.

Material, non-public information might be inadvertently disclosed by a company director, officer or another partner, officer or employee. It also might be disclosed to a partner, officer or employee by persons with business relationships with the company, such as its investment banker.  In such a case, the facts should be reported immediately to the CCO for a decision regarding appropriate steps.

iii.            What is Non-Public Information?

Information is considered non-public until it has been effectively communicated to the public, which means the information must be publicly disclosed and adequate time must have passed for the securities markets to absorb the information.  Information received about a company not yet in general circulation should be considered non-public.  Similarly, information received about another company in circumstances indicating it is not yet in general circulation should be considered non-public.  As a general rule, one should be able to point to some fact to show the information is widely available; for example, its publication in The Wall Street Journal or in other major news publications.  For example, even after a company has released information to the press and the information has been reported, at least 24 hours in certain circumstances should be allowed for the general marketplace to learn of and evaluate the information before you trade in that company’s securities.

For example, information found in a report filed with the SEC, or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal or other publications of general circulation, would be considered public.  Although timing can vary depending upon the circumstances, a delay of two business days may be considered a sufficient period of time for routine information to be absorbed by the marketplace.

C.                                     Penalties and Sanctions for Insider Trading

Liability and penalties for insider trading are severe, both for individuals involved in such unlawful conduct and their employers.  A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation (for example, where the person tipped another.)

•                  Civil injunctions;

•                  Private civil damage actions;

•                  Jail sentences;

•                  Disgorgement of profits (or the amount of losses avoided, plus statutory interest);

•                  Civil penalties for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited (for example, where the person tipped another);

•                  Criminal fines for the insider;

•                  Civil penalties for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of profit gained or loss avoided; and

•                  Criminal fines for the employer or other controlling persons.

Any violation of the Insider Trading Policy may result in serious sanctions by the Firm.  Immediately upon learning of a potential insider trading violation, the CCO shall prepare a written report to the Management Committee providing full details and recommendations for further action, including but not limited to reprimands, demotions, monetary penalties, suspensions, dismissal or reporting to the regulatory authorities.

D.                                    Procedures for Avoiding Insider Trading

The following procedures have been established to aid the partners, officers and employees of the Firm in avoiding insider trading.  Every partner, officer and employee of the Firm must follow these procedures or risk sanctions, including dismissal, substantial personal liability and criminal penalties. If you have questions about these procedures, you should consult the CCO.

i.                  Identifying Inside Information

Before trading for yourself or others (including accounts managed by the Firm) in the securities of any company about which you may have potential inside information, ask yourself the following questions:

a.               Is the information material? Is this information an investor would consider important in making his or her investment decisions?  Is this information that could affect the market price of the securities if generally disclosed?

b.              Is this information non-public?  To whom has this information been provided? Has the information been effectively communicated to the marketplace for a sufficient period of time to allow it to be evaluated?

If, after considering the above, you believe the information is material and non-public, or if you have any questions or are uncertain as to whether any information you may have received is material and non-public, you should take the following steps:

•                  Report the matter immediately to the CCO;

•                  Do not purchase or sell the securities on behalf of yourself or others; and

•                  Do not communicate the information outside the Firm or inside the Firm other than as set forth above.

After the CCO has reviewed the issue and consulted with counsel to the extent appropriate, you will be instructed as to whether you may trade and/or communicate that information.

ii.               Restricting Access to Material, Non-Public Information

Information in your possession you identify as material and non-public may not be communicated to anyone, including persons within the Firm, except as provided in part (i) above.  In addition, care should be taken so that such information is secure.  For example, files containing material, non-public information should be maintained by Compliance in a secure environment, such as a locked cabinet; additionally, access to computer files containing material, non-public information should be restricted.

iii.            Resolving Issues Concerning Insider Trading

If there is any unresolved question as to the applicability or interpretation of the foregoing policy, or as to the propriety of any action, it must be discussed with the CCO before trading or communicating the information to anyone.

iv.           Responsibility Upon Leaving the Firm

If you leave the Firm, you must maintain the confidentiality of all non-public information until it has been adequately disclosed to the public, and you may not take any confidential materials with you.

E.                                      Unauthorized Disclosure

As discussed above, the disclosure of material, non-public information to others can lead to significant legal difficulties, fines and punishment.  Therefore, you should not discuss material, non-public information about the Firm or its affiliates or subsidiaries with anyone, including other employees, except as required in the performance of your regular job responsibilities.

Also, it is important only specifically designated representatives of AMG, its affiliates and subsidiaries discuss AMG and its affiliates and subsidiaries with the news media, securities analysts and investors.  Inquiries of this type received by any employee should be referred to the CCO.

F.                                      AMG’s Insider Trading Policy and Procedures

All Access Persons of Systematic are Covered Persons under the Affiliated Managers Group, Inc.  Amended and Restated Insider Trading Policy and Procedures (the “Policy”) and therefore subject to the Policy. Generally, the Policy restricts the periods in which Covered Persons (and, in some cases, persons who were formerly Covered Persons) may trade in AMG’s securities, requires Covered Persons to receive pre-clearance by an officer of AMG of any proposed trades, requires post-trade reporting by Covered Persons and imposes certain other restrictions.  AMG reserves the right, at any time, to apply the Policy and the restrictions there under to additional persons who have or may have access to material, non-public information concerning AMG, its Affiliates and subsidiaries.

All partners, officers and employees of Systematic are subject to AMG’s Policy.  This Policy and the accompanying procedures are included as Exhibit A of Systematic’s Code of Ethics and are incorporated by reference herein.

Your failure to observe the policies as describe in the Statement could lead to significant legal problems, and could have other serious consequences as well, including the termination of your employment.

IV.                                 Personal Securities Trading Policy

A.                                   General Statement of Policy

Due to the nature of our business and our fiduciary responsibility to our client’s funds, we must protect the Firm and its employees from the possibility of both conflicts of interest and illegal insider trading in regard to their personal security transactions.

This section of the Code sets forth procedures designed to aid Systematic in complying with the federal securities laws and Rule 204A-1 promulgated by the SEC pursuant to Section 204A of the Advisers Act.  This Code has been amended in accordance with Rule 17j-1 promulgated by the SEC pursuant to Section 17(j) of the Investment Company Act of 1940 Act (“Investment Company Act”), as amended.

In general, Rules 204A-1 and 17j-1 impose an obligation on registered investment companies and their investment advisers to adopt written Codes of Ethics covering the securities activities of certain directors, partners, officers and employees.  The Code is designed to help ensure individuals who have access to information regarding the portfolio securities activities of clients not use (intentionally or unintentionally) information concerning such clients’ portfolio securities activities for his or her personal benefit and to the detriment of such client.

It is important for partners, officers and employees to be aware that personal securities transactions (in particular those of portfolio managers) raise several concerns, which are most easily resolved by such partners, officers or employees not actively trading in securities similar to those traded by Systematic for its Investment Advisory Clients for their own accounts.  Accordingly, it is the general policy of the Firm to prohibit personal securities transactions in common and preferred stocks and other securities as noted in Exhibit C of this Code, by Access Persons and their Immediate Family.  Access Persons and their Immediate Family may participate in non-discretionary investment vehicles such as mutual funds, closed end funds and index or Exchange Traded Fund (“ETF”) securities as noted in Exhibit C, Compliance and Reporting of Personal Securities Transaction Matrix.

If you identify a particular investment which you would like to acquire and it is not contemplated by the Code or Exhibit C attached hereto, it is incumbent upon you to inquire as to its permissibility by contacting the CCO.

B.                                     Who Must Comply with the Personal Trading Policy?

This Code is intended to cover all Access Persons and their Immediate Family.

This includes transactions for the personal accounts of any partner, officer or employee, as well as, transactions for the accounts of other members of their Immediate Family for which they or their spouse have any direct or indirect influence or control and trusts of which they are trustees or other accounts in which they have any direct or indirect beneficial interest or direct or indirect influence or control, unless the investment decision for the account are made by an independent investment manager in a fully discretionary account.

We recognize some employees may, due to their living arrangements, be uncertain as to their obligations under this Personal Trading Policy.  If an employee has any question or doubt as to whether they have direct or indirect influence or control over an account, he or she must consult with the CCO as to their status and obligations with respect to the account in question.  Please see Exhibit B, Examples of Beneficial Ownership, for further explanation.

C.                                     Pre-Clearance Procedures

Partners, officers, and employees of Systematic may need to obtain clearance from the Personal Investment Committee prior to effecting any securities transaction in which they or their Immediate Family have:

•                  Any direct or indirect influence or control;

•                  A beneficial interest on behalf of a trust of which they are trustee; or

•                  For any other account in which they have a beneficial interest or direct or indirect influence or control.

See an expanded list presented in Exhibit B, Examples of Beneficial Ownership.

Determination as to whether or not a particular transaction requires pre-approval should be made by consulting the Compliance and Reporting of Personal Securities Transaction Matrix found as Exhibit C hereto.

The Personal Investment Committee will make its decision of whether to clear a proposed trade on the basis of the personal trading restrictions set forth below.  A member of the Compliance Department shall promptly notify the partner, officer or employee of approval or denial to trade the requested security. Notification of approval or denial to trade may be given verbally as soon as possible. However, it shall be confirmed in writing within 24 hours of the verbal notification.  Please note the approval will be valid only for that day in which the approval has been obtained.  On the other hand, approved orders for securities traded in certain foreign markets may be executed within two (2) business days from the date pre-clearance is granted, depending on the time at which approval is granted and the hours of the markets on which the security is traded are open.  In other words, if a trade was not effected on the day for which approval was originally sought, a new approval form must be re-submitted on each subsequent day in which trading may occur.  Or, if the security for which approval has been granted is traded on foreign markets, approval is valid for an additional day.

Only transactions exempt from pre-clearance as set forth in Exhibit C to this Code or transactions where the investment decisions for the account are made by an independent investment manager in a fully discretionary account will be exempt from the pre-clearance procedures.  Partners, officers and employees must provide the CCO with copies of agreements of any discretionary accounts for the Firm’s records.  In addition, on a quarterly basis, partners, officers and employees must submit transaction statements and portfolio reports to the Compliance Department.

D.                                    Personal Securities Transaction Pre-Clearance

Written notice of your intended securities activities must be submitted for approval prior to effecting any transaction for which prior approval is required.  The following must be disclosed in such written notice:

•                  Name of the security;

•                  Date;

•                  Nature of the transaction (sales only);

•                  Number of shares/principal amount (bond trades);

•                  Name and relationship to you of the account holder (self, son, daughter, spouse, father, etc.); and

•                  Name of the broker/dealer or bank involved in the transaction.

Such written notice should be submitted on the Personal Trading Pre-Clearance Request and Authorization Form, Exhibit D.

If proper procedures are not complied with, appropriate action will be taken against the partner, officer or employee under the facts and circumstances.  All violations shall be submitted to the Personal Investment Committee and Systematic’s Management Committee.  The violators may be asked to reverse the transaction and/or transfer the security or profits gained over to Systematic to be donated to a charitable organization designated by Systematic’s Management Committee.  Each situation will be analyzed on a case-by-case basis.  If non-compliance with the pre-clearance procedures becomes repetitive, dismissal of the partner, officer or employee can result.

E.                                      Personal Securities Transactions

The following rules, regulations and restrictions have been set forth by Systematic’s Management Committee and apply to the personal security transactions of all Access Persons. These rules will govern whether clearance for a proposed transaction will be granted.

Types of accounts covered by the Code:

•                  Personal accounts

•                  Joint or tenant-in common accounts in which you are a participant

•                  Accounts for which you act as a trustee, executor or custodian

•                  Accounts in which you or your spouse has a beneficial interest

•                  Accounts in which your minor children or any dependent family member has a beneficial interest

•                  Accounts of any individual to whose financial support you materially contribute

•                  Accounts over which you exercise control or may have investment discretion

No Access Person or their Immediate Family may effect:

•                  Any transaction in a security, or recommend any such transaction in a security of which to his/her knowledge, that Systematic has effected the same for any of its clients, if such transaction would in any way conflict with, or be detrimental to, the interests of such client, or if such transaction was effected with prior knowledge of material, non-public information.

•                  No security recommended, or proposed to be recommended to any client for purchase or sale, nor any security purchased or sold, or proposed to be purchased or sold for any client, may be sold by any partner, officer or employee if such sale will interfere in any way with the orderly purchase or sale of such security by any client.

•                  No security may be sold after being recommended to any client for purchase or sale, or after being purchased for or sold by any client, if the sale is effected with a view to making a profit on the anticipated market action of the security resulting from such recommendation, purchase or sale.

•                  No purchase of a security or investment by any partner, officer or employee shall be made if the purchase would deprive any of Systematic’s clients of any investment opportunity, after taking into account (in determining whether such purchase would constitute an investment opportunity) the client’s investment and investment objective and whether the opportunity is being offered to the employee by virtue of his or her position at Systematic.

Except in particular cases in which the Personal Investment Committee has determined in advance that proposed transactions would not conflict with the foregoing policy, the following rules shall govern all transactions (and recommendations) by all Access Person and their Immediate Family for any accounts in which they have any direct or indirect influence or control.  The following provisions do not necessarily imply the Personal Investment Committee will conclude that the transactions or recommendations to which they relate are in violation of the foregoing policy, rather they are designed to indicate the transactions for which prior approval should be obtained to help ensure no conflict arises.

F.                                      Personal Securities Trading Restrictions

i.                  No Securities in Common or Preferred Stock

No securities in common or preferred stock or any other investment as defined in Exhibit C to this Code shall be purchased after such employee becomes subject to this Code, which is the first day on which he or she becomes an employee of Systematic.  An Access Person or their Immediate Family may not directly or indirectly acquire beneficial ownership of a Security unless:

•                  Such purchase was executed before full-time employment with the Firm; or

•                  Acquires ownership of the Security during the time of employment as a gift or through inheritance or other similar (non-volitional) transfer of ownership.

Access Persons or members of their Immediate Family may dispose of beneficial ownership of a Security (or transfer of securities from their account to the account(s) of others), but only after obtaining pre-clearance approval from the Personal Investment Committee.

ii.               Seven (7) Day Black-Out Period

In order to prevent even the appearance of a violation of this rule or conflict of interest with a client account,  partners, officers and employees should refrain from trading seven (7) calendar days before and after Systematic trades in that security.

If an Access Person or their Immediate Family trades during a blackout period, disgorgement may be required. For example, if a personal trade is pre-approved and executed and subsequently, within seven days of the transaction, Systematic trades on behalf of Systematic’s clients, the Personal Investment Committee shall review the personal trade in light of Firm trading activity and determine on a case-by-case basis the appropriate action.  If the Personal Investment Committee finds a client is disadvantaged by the personal trade, the partner, officer or employee may be required to reverse the trade and disgorge any difference due to any incremental price advantage over the client’s transaction to Systematic, to be donated to a charitable organization designated by Systematic’s Management Committee.

iii.            Short-Term Trading Profits

All Access Persons are prohibited from profiting in their own accounts and the accounts of their Immediate Family, as defined, for which they have direct or indirect influence or control from the purchase and sale, or the sale and purchase of the same or equivalent securities, within 60 calendar days.  Any profits realized from the purchase and sale or the sale and purchase of the same (or equivalent) securities within the 60-day restriction period shall be disgorged to Systematic net of taxes and donated to a charitable organization designated by Systematic’s Management Committee.  Excluded from this provision would be any automatic payroll deduction from affiliated or sub-advised funds that do not result in the full liquidation of the fund.

“Profits realized” shall be calculated consistent with interpretations under Section 16(b) of the Securities Exchange Act of 1934, as amended, and the regulations thereunder, which require matching any purchase and sale that occur within a 60 calendar-day period across all accounts over which a Systematic Access Person or their Immediate Family has a direct or indirect beneficial interest as defined above or over which the person has a direct or indirect control or influence without regard to the order of the purchase or the sale during the time period.  As such, a person who sold a security and then repurchased the same (or equivalent) security would need to disgorge a profit if matching the purchase and the sale would result in a profit. Conversely, if matching the purchase and sale would result in a loss, profits would not be disgorged.

iv.           Initial Public Offerings

No Access Person or their Immediate Family may acquire the direct or indirect beneficial ownership of any new issues of either common or preferred stock or convertible securities.

v.              Exercise of Rights Offerings on Securities Held

Subject to the pre-clearance and reporting procedures, Access Persons and members of their Immediate Family may effect purchases upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired, and the security was held by the employee prior to becoming subject to this Policy.  In the event approval to exercise such rights is denied, subject to pre-clearance and reporting procedures, Access Persons may obtain permission to sell such rights on the last day such rights may be traded.

vi.           Investment Clubs

No Access Person or their Immediate Family may participate in investment clubs.

vii.        Employee Stock Purchase Plans and Employee Stock Options Plans

While participation in employee stock purchase plans and employee stock option plans do not require pre-approval, copies of the terms of the plans must be provided to the Compliance Department so the application of the various provisions of the Personal Trading Policy may be determined (e.g., pre-approval for any discretionary disposition of securities or discretionary exercise of options acquired pursuant to participation in an employee stock purchase or stock option plan).  Nondiscretionary acquisitions (reinvestment of dividend, interest or capital gains) dispositions and/or exercise of securities are not subject to pre-approval.  Additionally, Access Persons should report holdings of such securities and options on an annual basis.

viii.     Private Placements (including Hedge Funds)

With regard to private placements and transactions in securities which are not listed on the New York Stock Exchange or American Stock Exchange, or traded on the National Association of Securities Dealers Automated Quotation System (together “Unlisted Securities”):

•                  Each Access Person contemplating the acquisition of direct or indirect beneficial ownership of a Security in a private placement transaction or a Security which is an Unlisted Security, shall obtain express prior written approval from the Personal Investment Committee for any such acquisition (who, in making such determination, shall consider among other factors whether the investment opportunity should be reserved for one or more Investment Advisory Clients, and whether such opportunity is being offered to such Access Person by virtue of his or her position with the Firm).

•                  If an Access Person or their Immediate Family shall have acquired direct or indirect beneficial ownership of a Security of an issuer in a private placement transaction or of a Security which is an Unlisted Security, such Access Person shall disclose such personal investment to the Personal Investment Committee prior to each subsequent recommendation to any Investment Advisory Client for which he or she acts in a capacity as an Access Person for investment in that issuer.

•                  If an Access Person or their Immediate Family shall have acquired direct or indirect beneficial ownership of a Security of an issuer in a private placement transaction or of a Security which is an Unlisted Security, any subsequent decision or recommendation by such Access Person to purchase Securities of the same issuer for the account of an Investment Advisory Client shall be subject to an independent review by advisory personnel with no personal interest in the issuer.

G.                                     Exceptions to the Personal Trading Policy

Notwithstanding the foregoing restrictions, exceptions to certain provisions (including, but not limited to, blackout period, IPO prohibition, pre-clearance procedures and short-term trading profits) of the Personal Trading Policy may be granted on a case-by-case basis when no abuse is involved and the equities of the situation strongly support an exception to the rule.

To request an exemption, an Access Person must submit a request in writing to the CCO outlining the nature of the circumstances giving rise to the exception request as well as the hardship created by the application of the Code for which the exemption is requested.

Please refer to Exhibit C of this Code which indicates which securities are permissible investments, require pre-clearance approval and/or must be reported.

H.                                    Reporting

Rule 204A-1 under the Advisers Act and Rule 17j-1 under the Investment Company Act require all Access Persons of registered investment advisors to report and advisory firms to review records of every transaction in securities in which any Access Person or their Immediate Family has any direct or indirect beneficial ownership, except:

•                  Transactions effected in any account over which neither the investment adviser nor any advisory representative of the investment adviser has any direct or indirect influence or control; and

•                  Transactions in securities, which are:

•                  direct obligations of the United States Government;

•                  money market funds;

•                  repurchase or reverse repurchase orders;

•                  bankers’ acceptances;

•                  bank certificates of deposit;

•                  commercial paper;

•                  high quality short-term debt instruments, including repurchase agreements; shares of money market funds; and

•                  shares issued by registered, open-end investment companies (mutual funds).

For further clarification of reporting requirements, please see the Compliance and Reporting of Personal Securities Transaction Matrix, Exhibit C, which sets forth permissible securities, pre-approval requirements and whether or not a security is a Reportable Security.

All Access Persons are also required to provide Systematic’s Compliance Department with the following reports:

i.      Annual/Initial Holdings Report

Annually, the following information must be submitted to the Designated Officer and must be current as of a date no more than 45 days before the report is submitted.

In addition, every newly-hired Access Person must submit to the Designated Officer a report of all holdings in Reportable Securities, as set forth in Exhibit E, Initial or Annual Holdings Report, as of the date he or she becomes subject to this Code’s reporting requirements.  Also, the newly-hired Access Person must acknowledge he/she has received and will comply with Systematic’s Compliance Manual and Code of Ethics, as set forth in Exhibit F, Initial Compliance Certifications and Acknowledgement.  This list is to be submitted to the Designated Officer within 10 days of the date the Access Person becomes subject to this Code’s reporting requirements.  These reports should contain the following information:

•                  The title, number of shares and principal amount of each investment in which the Access Person or their Immediate Family had any direct or indirect beneficial ownership;

•                  The name of any broker, dealer or bank with whom the Access Person or their Immediate Family maintained an account in which any securities were held for the direct or indirect benefit of the Access Person or their Immediate Family; and

•                  The date the report is submitted by the Access Person.

For the Initial and Annual Holdings Reports, Access Persons must report all of his or her or any Immediate Family member’s brokerage accounts where any Securities are (or may be) held.

A statement may be included in this report stating the report shall not be construed as an admission by the Access Person making such report that he or she has any direct or indirect beneficial ownership in the Security to which the report relates.

The annual reporting requirements noted above can be satisfied by attaching brokerage statements to the annual certification report, so long as the information on the statement is current as of a date no more than 45 days before the report is submitted.

ii.     Quarterly Reports

1.              Transaction Reporting

Within 30 days after the end of a calendar quarter, with respect to any transaction during the quarter in investments in which the Access Person or their Immediate Family had any direct or indirect beneficial ownership, must be disclosed along with the following details:

•                  The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each investment involved;

•                  The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

•                  The price of the investment at which the transaction was effected;

•                  The name of the broker, dealer or bank with or through which the transaction was effected; and

•                  The date the report is submitted by the Access Person.

The reporting elements noted above can be satisfied by attaching brokerage statements to the Quarterly Personal Securities Transaction Reports, so long as the statements and Quarterly Personal Securities Transaction Reports are submitted with 30 days of calendar quarter-end.

2.              Personal Securities Account Reporting

Within 30 days after the end of a calendar quarter, with respect to any account established by the Access Person or their Immediate Family in which any securities were held during the quarter for the direct or indirect benefit of the Access Person or their Immediate Family, must be disclosed along with the following details:

•                  The name of the broker, dealer or bank with whom the Access Person or their Immediate Family established the account,

•                  The date the account was established; and

•                  The date the report is submitted by the Access Person.

If the Access Person or their Immediate Family had no reportable equity and/or mutual fund transactions and did not own any securities or Reportable Fund accounts during the quarter, the Quarterly Personal Securities Transaction Report is still required to be submitted.  Please note on your report that you had no reportable items during the quarter, and return it signed and dated.

The Quarterly Personal Securities Transaction Reports are attached as Exhibits G and H.

iii.            Duplicate Copies of Confirmations and Statements

To facilitate compliance with these reporting requirements, Systematic requires a duplicate copy of all personal securities transaction confirmations and brokerage statements be supplied directly to Systematic’s Compliance Department.  As such, Access Persons are required to direct their broker/dealers to supply Systematic’s Compliance Department, on a timely basis, with duplicate copies of confirmations of personal securities transactions and periodic brokerage statements.  In addition, the Compliance Department must also be notified promptly upon the creation of any new personal investment accounts.

I.                                         Monitoring of Personal Securities Transactions

The Designated Officer or designee shall review or supervise the review of the personal securities transactions reported pursuant to Section IV.  As part of that review, each such reported securities transaction shall be compared against completed and contemplated portfolio transactions of Investment Advisory Clients.  Before making any determination a violation has been committed by any person, such person shall be given an opportunity to supply additional explanatory material.  If the Designated Officer or designee determines a material violation of this Code has or may have occurred, he or she shall submit written documentation, together with the transaction report (if any) and any additional explanatory material provided by the individual, to the CCO of the Firm (or, if the purported violation occurred with respect to the CCO, then to the Management Committee described in Section II(r) of this Code), who shall make an independent determination of whether a material violation has occurred.

All reports of Securities transactions and any other information filed with the Firm or its Investment Advisory Clients or furnished to any person pursuant to this Code shall be treated as confidential, but are subject to review as provided herein, by the Designated Officer, the CCO, the Personal Investment Committee or the Management Committee described in Section II(r) of this Code and by representatives of the SEC.

V.                                     Policies Related to Other Business Conduct

A.                                   Confidentiality

Partners, officers, and employees may become privy to confidential information (information not generally available to the public) concerning the affairs and business transactions of Systematic, companies researched by us for investment, our present and prospective clients, suppliers, partners, officers and other employees. Confidential information includes trade secrets and other proprietary information of the Firm such as business or product plans, systems, methods, software, manuals, investment holdings, buy/sell recommendations, investment models and strategies, products, the identity of current, past or potential clients, financial results, financial information, business relationships, and operations.  Safeguarding confidential information is essential to the conduct of our business.  Caution and discretion are required in the use of such information and in sharing it only with those who have a legitimate need to know.

Confidential information obtained or developed as a result of employment with Systematic is not to be used or disclosed for the purpose of furthering any private interest or as a means of making any personal gain.  Use or disclosure of such information could result in civil or criminal penalties against the Firm or the individual responsible for disclosing such information.

Unauthorized disclosure or use could cause serious consequences to Systematic or to the individuals affected and could lead to discipline up to and including termination.  Without the express authorization of a Firm officer, confidential information should never be disclosed to anyone, including, without limitation, third parties such as financial analysts and brokers, competitors, suppliers, the media, and personal contacts and friends.  Any suspected incident of fraud or theft should be immediately reported for investigation to the Firm’s Chief Operating Officer.

Further guidelines pertaining to confidential information are contained in the Statement of Policy on Insider Trading.

Release of Client Information

Information concerning a client which has been requested by third parties, organizations or governmental bodies may only be released with the consent of the client involved.  All requests for information concerning a client (other than routine credit inquiries), including requests with respect to the legal process (such as subpoenas or court orders) must be promptly referred to CCO. No information may be released, nor should the client involved be contacted, until directed by the CCO.

In order to preserve the rights of our clients and to limit the Firm’s liability concerning the release of client proprietary information, care must be taken to:

•                  Limit use and discussion of information obtained on the job to normal business activities;

•                  Request and use only information which is related to our business needs;

•                  Restrict access to records to those with proper authorization and legitimate business needs; and

•                  Include only pertinent and accurate data in files, which are used as a basis for taking action or making decisions.

All partners, officers and employees shall exercise care in maintaining the confidentiality of any proprietary information respecting the Firm or its Investment Advisory Clients, except when disclosure is authorized or legally mandated.  Partners, officers, and employees should consult with the Firm’s CCO or legal counsel if they believe that they have a legal obligation to disclose confidential information. Confidential information includes non-public information of the Firm that may be helpful to competitors, or otherwise harmful to the Firm, or its Investment Advisory Clients. Confidential information also includes information with respect to the portfolio holdings of Investment Advisory Clients (including particularly Investment Company mutual fund clients).  The obligation to preserve confidentiality of this information continues after association with Systematic ends.

B.                                     Fair Dealing

Partners, officers, and employees should endeavor to deal fairly with all Investment Advisory Clients, service providers and competitors, and shall not seek unfair advantage through improper concealment, abuse of improperly acquired confidential information or misrepresentation of material facts.

C.                                     Gifts and Business Entertainment

No Access Person or their Immediate Family shall give or receive gifts, entertainment, favors, preferential treatment or special arrangements from anyone with whom Systematic is likely to have any business dealings such as brokers, dealers, investment advisers, financial institutions, etc., unless the gift or entertainment falls within one of the following categories of permissible gifts or entertainment, and is not so frequent or excessive as to raise any question of propriety and is not otherwise inconsistent with any applicable law or regulation:

For a complete discussion of Systematic’s gift and business entertainment policies and procedures, please refer to Section III-2 of Systematic’s Compliance Manual.

i.                  Charitable Gifts

Where a partner, officer or employee receives a charitable request from a client of Systematic, they should first submit a Charitable Giving Approval Request Form to the CCO.  After the CCO has reviewed and approved the request, the Charitable Giving Approval Request Form is submitted to Systematic’s Controller for further review and approval. Systematic maintains a Charitable Giving Log to track all charitable contributions.  Generally, attendance at charity events does not require approval, unless the event confers a benefit in which case the value of the benefit would be subject to the Firm’s gift policy.

ii.               Gifts to Public Officials

The improper influencing of public officials through gifts, excessive entertainment or other means is prohibited. In addition, certain states require gifts beyond a particular dollar threshold to one or more public employees be reported to the State Ethics Commission or similar agency.  In addition, The U.S. Foreign Corrupt Practices Act strictly prohibits giving, offering, or promising anything of value to any public official in the United States or foreign countries, with the intent of influencing an official act (among other things). This law also applies to other people, if there is reason to know that the person will transfer the gift to a public official. While certain payments may be lawful, all partners, officers and employees of Systematic must obtain the prior approval of the CCO before providing any gifts or making any payment to a public employee in the US or in any foreign jurisdiction.

D.                                    Outside Investment Advisory Services

No Access Person may render investment advisory services to any person or entity who is not (i) a client of the Firm or (ii) a member of (or trust or other arrangement for the benefit of ) the family, or a close personal friend, of such Access Person, without first obtaining the permission of the CCO.  This restriction is supplemental to, and does not in any way modify, the obligations of any Access Person who has a separate agreement with the Firm and/or its general partner with respect to competitive activities.

E.                                      Transactions with Investment Advisory Clients

No Access Person shall knowingly purchase from any Investment Advisory Client any Security or other property of which he or she has, or by reason of such transaction acquires, direct or indirect beneficial ownership.

F.                                      Receipt of Brokerage Discounts

No Access Person shall, with respect to an account in which he or she has any direct or indirect beneficial ownership, accept any discount or other special consideration from any registered broker or dealer, which is not made available to other customers and clients of such broker or dealer.

G.                                     Service on Boards and Other Outside Activities

Partners, officer or employees may not, without having secured prior approval from the partners of the Firm, serve as a director, officer, employee, partner or trustee, nor hold any other position of substantial interest in any outside business enterprise.  You do not need prior approval, however, if the following three conditions are met:

•                  The enterprise is a family firm owned principally by other members of your family;

•                  The family business is not doing business with Systematic or AMG or its affiliates; and

•                  The services required will not interfere with your duties or your independence of judgment.

Additionally, partners, officers or employees may not, without prior approval from Systematic’s Partners, have a substantial interest in any outside business which, to your knowledge, is involved in a business transaction with Systematic or AMG, or is engaged in businesses similar to any business engaged in by Systematic.  A substantial interest includes any investment in the outside business involving an amount greater than 10 percent of your gross assets, or $10,000, if that amount is larger, or involving any ownership interest greater than 5 percent of the outstanding equity interests.  You do not need approval to invest in open-ended registered investment companies such as investments in mutual funds; however; investment in Affiliated Mutual Funds, as previously defined, must be reported as set forth in Exhibit C of this Code.  Refer to Exhibit I for a list of Affiliated Mutual Funds and Exhibit J for a list of Sub-Advised Funds.

Significant involvement by partners, officers or employees in outside business activity is generally unacceptable.  In addition to securing prior approval for outside business activities, you will be required to disclose all relationships with outside enterprises annually.

For Systematic partners, officers, or employees who are also Registered Representatives of Manager Distributors, Inc. (“MDI”), any outside business activity must be submitted to the CCO.  This information will be reported to MDI and may require an update to the Registered Representative’s Form U-4.

The above deals only with positions in business enterprises. It does not affect Systematic’s practice of permitting partners, officers or employees to be associated with governmental, educational, charitable, religious or other civic organizations.  These activities may be entered into without prior consent.

H.                                    Political Contributions

Systematic does not contribute financial or other support to political parties or candidates for public office except where permitted by law and approved in advance by the Management Committee.

Systematic partners, officers or employees may participate personally in political and charitable activities that may include contributions and donations to political candidates.

Contributions may not be made in Systematic’s name or paid for by Systematic.  Partners, officers, and employees may not be reimbursed for contributions made in their name.

Both federal and state campaign finance laws place limits on political contributions employees may make.  In no case may any contribution exceed the applicable federal or state limitations.

Personal political contributions could disqualify the Firm from conducting business with certain entities such as certain state plans, Taft-Hartley clients, etc. Partners, officers and employees are prohibited from making political contributions for the purpose of obtaining or retaining advisory contracts with such entities. Partners, officers and employees who are unsure whether a personal political contribution would be appropriate should contact the CCO.

I.              Other Business Activities

i.              Protection and Proper Use of Firm Assets

All partners, officers, and employees should endeavor to protect the assets of the Firm and its Investment Advisory Clients, and pursue their efficient investment in accordance with the Firm’s business purposes.

The obligation of partners, officers and employees is to protect the assets of the Firm includes but is not limited to its proprietary information.  In general, proprietary information is information so marked and/or which is not normally known to the public or which would be helpful to a competitor.  Proprietary information includes but is not limited to intellectual property such as trademarks and copyrights, as well as business, marketing and service plans, databases, records, salary information, unpublished financial data and reports.

ii.     Issues Regarding the Retention of Suppliers

Partners, officers and employees may not take advantage of their position with Systematic to receive goods and services from a third party at rates not generally available to the public.

A conflict may arise if an associate is offered foods or services from a third party on terms not generally available to the public.  This would include any gifts from vendors or suppliers with which he or she does business. Such an arrangement could create the appearance an associate is being singled out because of his or her position with the Firm.  In addition, it may appear the individual would be expected to provide something in return for the benefit he or she has received. If a partner, officer or employee has reason to question whether the terms and conditions of an offer are the same as those offered to the public, he or she must seek prior approval.

We should be fair to our suppliers.  It is our policy to award orders, contracts and commitments to suppliers strictly on the basis of merit without favoritism.  The choice of suppliers must be based on quality, reliability, price, service and technical advantage.

iii.    Improper Payments or Kickbacks

In the conduct of Systematic’s business, no bribes, kickbacks or similar remuneration or consideration of any kind are to be given or offered to any individual or organization or to any intermediaries such agents, attorneys or other consultants, for the purpose of influencing such individual or organization in obtaining or retaining business for, or directing business to, Systematic.

iv.    Books, Records and Accounts

The integrity of the accounting of records of the Firm is essential. Employees, officers and partners must honestly and accurately report all business transactions.  Each of you is responsible for the accuracy of your records and reports.  Accurate recordkeeping and reporting are essential to Systematic’s ability to meet legal and regulatory obligations.

All Firm books, records and accounts shall be maintained in accordance with all applicable regulations and standards and accurately reflect the true nature of the transactions they record in all material respects.  The financial statements of the Firm shall conform in all material respects to generally accepted accounting rules. No undisclosed or unrecorded account or fund shall be established for any purpose.  No false or misleading entries shall be made in the Firm’s books or records for any reason, and no disbursement of corporate funds or other corporate property shall be made without adequate supporting documentation.

All receipts and expenditures, including personal expense statements, must be supported by documents that accurately and properly describe such expenses.  The employee(s) responsible for approving expenditures or for keeping books, records and accounts for Systematic are required to approve and record all expenditures and other entries based on proper supporting documents so the accounting records of the Firm are maintained in reasonable detail, reflecting accurately and fairly all transactions of the Firm including the disposition of assets and liabilities.  The falsification of any book, record or account of the Firm, the submission of any false personal expense statement, claim for reimbursement of a non-business personal expense, or false claim for an employee benefit plan payment are prohibited.  Disciplinary action will be taken against partners, officers or employees who violate these rules, which may result in dismissal.

J.                                        Miscellaneous Provisions

i.      Records

The Firm shall maintain records as required by Rule 17j-1 under the Investment Company Act and Rule 204-2 and Rule 204A-1 under the Advisers Act, and in the manner and to the extent set forth below, which records may be maintained on microfilm under the conditions described in Rule 3la-2(f)(l) under the 1940 Act and shall be available for examination by representatives of the SEC:

•                  A copy of this Code and any other code adopted by the Firm, which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

•                  A record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurred;

•                  Copies of partners, officers and employees’ written acknowledgements of receipt of this Code and any amendments shall be maintained for a period of not less than five years from the end of the fiscal year in which the acknowledgements were received and for five years after the individual ceases to be an employee;

•                  A copy of all reports made pursuant to this Code shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place;

•                  A list of all persons who are, or within the past five years have been, required to make reports pursuant to this Code shall be maintained in an easily accessible place;

•                  A copy of all pre-clearance requests, approval records, and any reasons supporting the decisions to approve purchases of limited offerings shall be maintained for a period of not less than five years after the end of the fiscal year in which approval was granted; and

•                  A copy of each annual report shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place.

The Firm reserves the right to amend this Code at any time for any reason.  A copy of this Code is available upon request by contacting the CCO.

VI.           Violations, Sanctions and Penalties

A.            Violations, Sanctions and Penalties

This applies to all provisions of the Code, unless such a provision is included in a specific section of the Code.

i.                  Effect of Violation of this Code

Every employee, officer and partner has the responsibility to ask questions, seek guidance, report suspected violations and express concerns regarding compliance with this Code.  Any employee, officer or partner who knows or believes any other employee or representative of the Firm has engaged or is engaging in Firm-related conduct that violates applicable law or this Code should report such information to his or her supervisor, the CCO, the Chief Executive Officer or any partner.  You may report such conduct openly or anonymously without fear of retaliation.  The Firm will not discipline, discriminate against or retaliate against any employee who reports such conduct in good faith, whether or not such information is ultimately proven to be correct, or who cooperates in any investigation or inquiry regarding such conduct.  Any supervisor or any partner who receives a report of violation of this Code must immediately inform the CCO.

ii.               Procedures

Potential violations shall be investigated and considered by the Designated Officer.  If the Designated Officer or designee finds that a violation has occurred, he or she shall report the violation and the suggested corrective action and sanctions to the CCO, who may at the request of the individual involved, review the matter, and shall impose such sanction as he or she deems appropriate, after consultation with the Committee described in Section II(r) of this Code.  Material violations may also be reported to outside entities as appropriate.

iii.            Forms of Sanction

Upon discovering a violation of Systematic’s Code or these procedures, Systematic may impose such sanction(s) as it deems appropriate, including, among other things, a letter of censure, suspension of trading, suspension or termination of the employment of the violator and/or restitution to any affected person (including any affected fund or other entity) of an amount equal to the advantage that the violator gained by reason of such violation.  In addition, as part of any sanction, Systematic may require the Access Person or other individual involved to reverse the trade(s) at issue and forfeit any profit or absorb any loss from the trade. Violations of the Code or these procedures may also result in criminal prosecution or civil action.

VII.          Receipt of Code and Compliance Certification

Systematic will provide each partner and employee with a copy of the Code of Ethics and any amendments thereto.

On a quarterly basis, all partners and employees must sign a statement that they have been in full compliance with all personal securities trading and insider trading rules and regulations set forth within Systematic Financial Management’s Code of Ethics, Policy Statement on Insider Trading and Personal Securities Trading Policy.

Each Access Person is required to certify on a quarterly basis, that he or she has read, received and understood this Code and any amendments thereto, and recognizes that he or she is subject to such Code. Further, each Access Person is required to certify that he or she has complied with all the requirements of the Code and that he or she has disclosed or reported all personal Securities transactions pursuant to the requirements of the Code. The foregoing certifications must be set forth in writing on a standard Code of Ethics Quarterly Compliance Acknowledgement.  Please find this form attached as Exhibit K

Exhibit A
Affiliated Managers Group, Inc.
Insider Trading Policy and Procedures

You should read this Insider Trading Policy and Procedures, ask questions of the officer listed below if desired, and sign and return the below Acknowledgement (or, if this is provided to you with your Employee Handbook, the Acknowledgment and Agreement form in connection therewith) to, if you are an employee or director of Affiliated Managers Group, Inc., Pam Price, Director of Human Resources, or, if you are an employee of a subsidiary or affiliate of Affiliated Managers Group, Inc., to your Compliance Officer.

Policy Statement on Insider Trading

Affiliated Managers Group, Inc. (the “Company”)(1) has adopted this Insider Trading Policy and Procedures (the “Policy”) that applies to each director, officer and employee of the Company and each officer and employee of the Company’s subsidiaries and affiliates (collectively, “Covered Persons”).  This Policy has been distributed or made available to all Covered Persons.  Under this Policy, a Covered Person (which may under certain circumstances include a person who was formerly a Covered Person) is forbidden from:

(i)            trading in any securities of the Company in any capacity (or in options to buy such securities or other derivative securities based on such securities) on the basis of material, non-public information;

(ii)         having others trade in such securities for him or her while he or she is in possession of material, non-public information; and

(iii)      communicating (or “tipping”) to others confidential or non-public information concerning the Company or other companies.

This Policy contains a discussion of insider trading, and sets forth trading restrictions applicable to you.  You must read this Policy, return a signed Acknowledgement and Agreement form to the person indicated above, retain the Policy for your reference, and, upon request by the Company, re-acknowledge your understanding of and agreement to be bound by the Policy.

Discussion:  What is “Insider Trading?”

Insider trading is, in addition to being a violation of this Policy, a violation of the federal securities laws.  The term “insider trading” is not defined in the federal securities laws, but generally is used to refer to the use of material, non-public information to trade in securities (whether or not one is an “insider” of the company that issued the securities) or the communication of material, non-public information to others who may trade on the basis of such information.

(1)         The term “Company” refers to Affiliated Managers Group, Inc. and its subsidiaries and affiliates, collectively or individually, as the context requires.

While the law concerning insider trading is not static, it is generally understood that, with respect to the Company and its securities, insiders are prohibited from doing the following:

(1)         Trading in any of the Company’s securities in any capacity (including derivative securities based on the Company’s securities) while in possession of material, non-public information concerning the Company.  An example of this would be a sale of the Company’s securities at a time when a major acquisition was pending but not yet announced.

(2)         Having others trade on the insider’s behalf while the insider is in possession of material, non-public information.

(3)         Communicating non-public information concerning the Company to others who may then trade in securities of the Company or pass on the information to others who may trade in such securities.  Such conduct, also known as “tipping,” results in liability for the insider of the Company who communicated such information (even if such insider does not actually trade himself) and for the person who received the information if he acts on such information or passes it on to others who may act on it.

The elements of insider trading and the penalties for such unlawful conduct are discussed below.

1.                                      Who is an Insider?

The concept of “insider” is broad and generally includes any person who possesses material, non-public information about the Company and who has a duty to the Company to keep this information confidential.  In the case of the Company, “insiders” include the Covered Persons.  In addition, a person can be a “temporary insider” if he or she enters into a special confidential relationship to serve any such entity and as a result is given access to information in connection with such service.  Persons who can become temporary insiders include, among others, the Company’s attorneys, accountants, consultants and investment bankers.  The Company also reserves the right to apply this Policy and its restrictions on trading to a person who leaves the Company (or an affiliate or subsidiary of the Company) for up to six months following such person’s departure by giving notice to such person.

2.                                      What is Material Information?

Trading while in the possession of inside information is not a basis for liability unless the information is “material.”  Generally, information is “material” if there is a substantial likelihood that a reasonable investor would consider it important in making an investment decision, or if it is reasonably certain to have an effect on the price of an issuer’s securities.

Although there is no precise, generally accepted definition of materiality, information is likely to be “material” if it relates to:

•                  Dividend or earnings results or expectations

•                  Financial forecasts

•                  Write-downs or write-offs of substantial assets

•                  Significant additions to reserves for bad debts or contingent liabilities

•                  Expansion or curtailment of significant operations

•                  Major personnel changes

•                  Proposals or agreements involving a joint venture, merger, acquisition, divestiture or leveraged buy-out

•                  Major financing developments

•                  The gain or loss of important contracts or clients

•                  Criminal indictments or material civil litigation or government investigations

•                  Labor disputes including strikes or lockouts

•                  Substantial changes in accounting methods

•                  Debt service or liquidity problems

•                  Bankruptcy or insolvency

•                  Extraordinary management developments

•                  Public offerings or private sales of debt or equity securities

•                  Calls, redemptions or purchases of securities

“Inside” information could be material because of its expected effect on the price of the issuer’s securities, the securities of another company, or the securities of several companies.  Moreover, the resulting prohibition against the misuse of “inside” information includes not only restrictions on trading in the issuer’s securities, but restrictions on trading in the securities of other companies affected by the inside information as well (e.g., in the event the issuer was in negotiations to acquire a public company).

3.                                      What is Non-public Information?

In order for information to qualify as “inside” information, in addition to being “material,” the information also must be “non-public.”  “Non-public” information is information that has not been made available to investors generally.  This includes information received from sources or in circumstances indicating that the information has not been circulated generally.

At such time as material, non-public information is released to the investing public, it loses its status as “inside” information.  For “non-public” information to become public information, however, it must be disseminated through recognized channels of distribution designed to reach the securities marketplace, and sufficient time must pass for the information to become available in the market.

To show that “material” information is public, it generally is necessary to point to some fact that establishes that the information has become generally available, such as disclosure by the filing of a definitive proxy statement, Form 10-Q, Form 10-K, Form 8-K or other report with the Securities and Exchange Commission (“SEC”) or disclosure by release to a national business and financial wire service (e.g., Dow Jones or Reuters), a national news service or a national newspaper (e.g., The Wall Street Journal or The New York Times).  The circulation of rumors or “talk on the street,” even if accurate, widespread and reported in the media, may not constitute the requisite public disclosure.

Material, non-public information is not made public by selective dissemination.  Material information improperly disclosed only to institutional investors or to an analyst or a favored group of analysts may retain its status as “non-public” information, the use of which is subject to insider trading laws.  Similarly, partial disclosure does not constitute public dissemination.  So long as any material component of the “inside” information has yet to be publicly disclosed, the information is deemed “non-public” and may not be traded upon.

It is the policy of the Company not to consider quarterly and annual earnings results to have been disclosed publicly until the third business day after a press release regarding such earnings (with the date of the earnings press release being counted as the first business day).  Similarly, other material information will not be considered public until the third business day after public disclosure in the manner described previously.

4.                                      Penalties for Insider Trading.

Penalties for trading on or communicating material non-public information are severe, both for the individuals involved in such unlawful conduct and, potentially, for their employers.  A person can be subject to some or all of the penalties below even if he does not benefit personally from the violation.  Penalties include:

•                  jail sentences

•                  disgorgement of profits

•                  civil fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited (i.e., if the violation was one for tipping information), as well as criminal fines of up to $1,000,000

•                  fines for the employer or other controlling person of the violator of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided

In addition, any violation of this Policy can be expected to result in serious sanctions by the Company, which may include dismissal of the person involved.

Trading Procedures

The following Trading Procedures are applicable to you because you are a director, officer or employee of the Company (in each such case, a “Company Insider”) or an officer or employee of a subsidiary or affiliate of the Company (in each such case, an “Affiliate Insider”) who may, by virtue of your duties or work conditions, have access to material, non-public information concerning the Company.

1.                                      Trading Windows and Pre-Clearance.

There are times when the Company may be aware of a material, non-public development.  Although you may not know the specifics of the development, if you engage in a trade before such development is disclosed to the public or resolved you might expose yourself and the Company to a charge of insider trading that could be costly and difficult to refute.  In addition, a trade by you during such a development could result in adverse publicity and sanctions for both the Company and you.

Therefore, if you are a Company Insider, you, your spouse and members of your immediate family sharing the same household may purchase or sell securities of the Company only during the “trading windows” that occur each quarter, as specified below; provided, that, such person is not in possession of material, non-public information (as provided generally in Section 4 hereof).  In addition, you (or your spouse or member of your immediate family sharing the same household) must pre-clear your (or their) intent to trade within any “trading window” with the Company’s clearance officer, John Kingston, III (the “Clearance Officer”).

For Company Insiders, the trading window is the period in any fiscal quarter beginning on the third business day after the Company’s issuance of a press release regarding quarterly or annual earnings (an “Earnings Release”) (with the date of the Earnings Release being counted as the first business day), and ending on the 15th calendar day of the third month of the fiscal quarter (i.e., March 15th, June 15th, September 15th and December 15th, as applicable).

If you are an Affiliate Insider, you, your spouse or member of your immediate family sharing the same household may purchase or sell securities of the Company at any time and in any capacity other than during the blackout period ending on the third business day following any earnings release of the Company or other public disclosure of material information; provided, that, such person is not in possession of material, non-public information.  In addition, you (or your spouse or member of your immediate family sharing the same household) must pre-clear your (or their) intent to trade at any time with the Company’s Clearance Officer.

In accordance with the procedure for waivers described below, in special circumstances a waiver may be given to a Company Insider to allow a trade to occur outside of a trading window.

If you intend to engage in any trade in any capacity or for any account, you must first receive permission from the Clearance Officer as set forth above.(2)  Authorization to trade the Company’s securities will not be granted if the Company has unannounced pending material developments.  This would occur, for example, if the Company was in discussions concerning a major acquisition during the period following an earnings release.  If the trading window for Company Insiders ended before the transaction was announced and the “blackout” was lifted, trading by Company Insiders would next be permitted during the trading window following the next quarterly earnings release.  The Clearance Officer may refuse to permit any transaction if he determines that such trade could give rise to a charge or appearance of insider trading.  The Clearance Officer may consult with the Company’s counsel before responding to your request.

After receiving permission to engage in a trade, you should complete your trade within 48 hours or make a new trading request.

Even if you have received pre-clearance, neither you, your spouse nor any member of your immediate family sharing your household may trade in any securities (including options and other derivative securities) of the Company if you or such other person is in possession of material, non-public information about the Company.

Options and Warrants. The exercise of an option or warrant issued to you by the Company to purchase securities of the Company for cash is not subject to the Trading Procedures outlined above, but the securities so acquired may not be sold except during a trading window (for Company Insiders), after authorization from the Clearance Officer has been received, and after all other requirements of this Policy have been satisfied.  The so-called “cashless exercise” of stock options through a broker is covered by the Trading Procedures and therefore requires pre-clearance.

Rule 10b5-1 Plans.  Pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, individuals may be able to avoid insider trading liability if they can demonstrate that the purchase or sale in question was made pursuant to a binding contract, instruction or written plan that satisfies the requirements of Rule 10b5-1(c) (a “10b5-1 Plan”).  You may not enter into, amend, suspend or terminate any 10b5-1 Plan except with the prior approval of the Clearance Officer. Once you establish a 10b5-1 Plan in accordance with the foregoing, you will not need to clear in advance transactions made pursuant to the terms of the 10b5-1 Plan and transactions under such 10b5-1 Plan may occur at any time.

2.                                      Post-Trade Reporting.

You are required to report to John Kingston (the “Section 16 Officer”) any transaction in any securities of the Company in any capacity by you, your spouse or any immediate family member sharing your household immediately, and in any event not later than 5:00 p.m. on the day on which such transaction was effected.  Each report you make to the Section 16 Officer should include the date of the transaction, quantity, price and broker-dealer through which the transaction was effected.  This reporting requirement may be satisfied by sending (or having your broker send) duplicate confirmations of trades to the Section 16 Officer, provided that such information is received by the Section 16 Officer by 5:00 p.m. on the day on which such transaction was effected.

(2)   If John Kingston will be absent from the office or unavailable for a significant period of time, Nathaniel Dalton will handle trading requests.  In the event that each of Mr. Kingston and Mr. Dalton is absent or unavailable, Sean M. Healey will handle trading requests.

The foregoing reporting requirement is designed to help monitor compliance with the Trading Procedures set forth herein and to enable the Company to help those persons who are subject to reporting obligations under Section 16 of the Securities Exchange Act of 1934, as amended, to comply with these reporting obligations.  Each director and executive officer, however, and not the Company, is personally responsible for ensuring that his or her transactions do not give rise to “short swing” liability under Section 16 and for ensuring that timely reports of his or her transactions in Company securities are filed with the SEC, as required by Section 16.

3.                                      Prohibition on Short Sales and Purchases, Puts, Calls and Options.

Neither you, your spouse nor any immediate family member sharing your household may sell any securities of the Company that are not owned by such person at the time of the sale (a “short sale”).  Also, no such person may buy or sell puts, calls or options in respect of any of the Company’s securities at any time.

Unauthorized Disclosure

As discussed above, the disclosure of material, non-public information to others can lead to significant legal difficulties, fines and punishment.  Therefore, you should not discuss material, non-public information about the Company or its affiliates or subsidiaries with anyone, including other employees, except as required in the performance of your regular duties.

In addition, the Company has strict policies relating to safeguarding the confidentiality of its internal, proprietary information.  These include procedures regarding identifying, marking and safeguarding confidential information and employee confidentiality agreements.  You are required to comply with these policies at all times.

It is important that only specifically designated representatives of the Company discuss the Company and its affiliates and subsidiaries with the news media, securities analysts and investors.  Inquiries of this type received by any employee should be referred to John Kingston at 617-747-3311.

Reporting of Violations

If you know or have reason to believe that this Policy, including the Trading Procedures described above, has been or is about to be violated, you should bring the actual or potential violation to the attention of the Clearance Officer immediately.

Modifications; Waivers

The Company reserves the right to amend or modify this Policy, and the Trading Procedures set forth herein, at any time.  Waiver of any provision of this Policy in a specific instance may be authorized in writing by the Clearance Officer (or his designee), and any such waiver shall be reported to the Board of Directors of the Company at its next regularly scheduled meeting.

Questions

If you have any questions regarding this Policy or the Trading Procedures set forth herein, you are encouraged to contact the Clearance Officer, who may refer the question to the Company’s counsel before responding.

Updated October 23, 2007

ACKNOWLEDGMENT

I have read the Insider Trading Policy and Procedures (the “Policy”) of Affiliated Managers Group, Inc. (the “Company”).  I understand that, if I am an officer or employee of the Company or an officer or employee of one of its affiliates or subsidiaries, my failure to comply in all respects with the Policy, including the Trading Procedures set forth therein, is a basis for termination of my employment from the Company or an affiliate or subsidiary, as the case may be.  I further acknowledge and agree that the Policy is in addition to, and operates in conjunction with, any other policies of my employer regarding trading.

Name:	Date:

This document states a policy of the Company and is not intended to be regarded as the rendering of legal or other advice.

Exhibit B
Examples of Beneficial Ownership

The Code of Ethics relates to the purchase or sale of securities of which an Access Person has a direct or indirect “beneficial ownership” except for purchases or sales over which such individual has no direct or indirect influence or control.

Examples of Beneficial Ownership

What constitutes ‘‘beneficial ownership” has been dealt with in a number of SEC releases and has grown to encompass many diverse situations. These include securities held:

(a)          by you for your own benefit, whether bearer, registered in your name, or otherwise;

(b)        by others for your benefit (regardless of whether or how registered), such as securities held for you by custodians, brokers, relatives, executors or administrators;

(c)          for your account by pledgers;

(d)        by a trust in which you have an income or remainder interest. Exceptions: where your only interest is to get principal if (1) some other remainderman dies before distribution, or (2) if some other person can direct, by will, a distribution of trust property or income to you;

(e)         by you as trustee or co-trustee, where either you or members of your immediate family (i.e., spouse, children and their descendants, step-children, parents and their ancestors, and step-parents, treating a legal adoption as blood relationship) have an income or remainder interest in the trust;

(f)           by a trust of which you are the settler, if you have the power to revoke the trust without obtaining the consent of all the beneficiaries;

(g)         by any partnership in which you are a partner,

(h)         by a personal holding company controlled by you alone or jointly with others;

(i)             in the name of your spouse unless legally separated;

(j)            in the name of minor children or in the name of any relative of you or of your spouse (including an adult child) who is presently sharing your home; this applies even if the securities were not received from you and the dividends are not actually used for the maintenance of your home;

(k)         in the name of another person (other than those listed in (i) and (j) above), if by reason of any contract, understanding, relationship, agreement, or other arrangement, you obtain benefits substantially equivalent to those of ownership; or

(l)            in the name of any person other than yourself, even though you do not obtain benefits substantially equivalent to those of ownership (as described in (k) above), if you can vest or revest title in yourself.

Exhibit C
Compliance and Reporting of Personal Transactions Matrix

It is the general policy of Systematic to prohibit personal securities transactions in common and preferred stock and other securities as noted below by all Access Persons unless such securities were held prior to your employment with the Company. However, the sale of any such previously owned “non-permissible” securities may be effected, but only after receiving prior approval.  Please see pre-approved requirements below.

Investment Category/Method	Sub-category	Permissible Investments (Y/N)	Require Pre-approval (Y/N)	Reportable (Y/N)
STOCKS	Common	N	Y	Y
	Preferred	N	Y	Y
	Rights (see item F(v) of Personal Trade Policy)	Y	Y	Y
	Warrants	N	Y	Y
	Automatic Dividend Reinvestments	Y	N	Y
	Employee Stock Purchase/Option Plan	Y	N	Y

BONDS	U.S. Treasury Bills, Notes, Bonds	Y	N	N
	Banker’s Acceptances	Y	N	N
	Certificates of Deposit	Y	N	N
	Commercial Paper	Y	N	N
	High Quality Short-Term Debt	Y	N	N
	Municipals	Y	N	Y
	Agency (Non-U.S.)	Y	N	Y
	Mortgage Backed Assets	Y	N	Y
	Asset Backed Securities	Y	N	Y
	Collateralized Mortgage Obligations	Y	N	Y
	Corporates	Y	N	Y
	Convertibles	N	Y	Y

OPEN-END MUTUAL FUNDS	Affiliated Funds *	Y	N	Y
	Non-Affiliated Funds	Y	N	N
	Money Market Funds	Y	N	N

CLOSED-END FUNDS		Y	N	Y

EXCHANGE TRADED FUNDS		Y	N	Y

LIMITED PARTNERSHIPS/PRIVATE PLACEMENTS (includes Hedge Funds)		Y	Y	Y

PRIVATE INVESTMENTS		Y	Y	Y

COMMODITIES/CURRENCIES		Y	N	Y

*  See List of Affiliated Funds (Exhibit I)

See List of Sub Advised Funds (Exhibit J)

If a particular security type you wish to trade in is not listed above, please contact the Chief Compliance Officer for clarification and authorization prior to trading in that security.

Exhibit D

Personal Trading Pre-Clearance Request Form

Pre-Clearance is only valid for the trading day on which the approval is received

To be completed by the Requester

Request to Purchase or Sell Securities for the Personal Account of:
Account Name:		Account Number:
Date:
Request to:	Buy	Sell
Security Name:			Symbol:
Current Price:		Executing Broker:

•      Are you in possession of material, non-public information regarding this security?    Yes ☐ No ☐

•      Please indicate whether the security is a private placement, secondary offering, or initial public offering.

•      Have you had any communication with the requested securities corporate management and/or met with the company in the past 14 days? Yes ☐ No ☐ If yes, please provide details of your conversation including participants and any other relevant information. (Please attach separate sheet if you need more space.)

•      Please indicate any transactions you have made in this security within the past 60 days (buy or sell):

Evaluation by the Personal Investment Committee

Portfolio Management

By signing below you are acknowledging that you do not intend to buy or sell the above security in any of your client portfolios today, at current prices, or in the near future:

KM  ____________       RM  ____________       KB  ____________       JS  ____________       JJ  ____________

•      Is the security currently on the Research Focus List or is it currently being evaluated?   Yes ☐ No ☐

Trading

Are there any open buy or sell orders for the above security? Yes ☐ No ☐

Has the Trading Department received a cancellation of an order for this security in the last 10 days?

Yes ☐ No ☐

GW/RC ___________

Evaluation by the Compliance Department

•      How many shares are currently held in Systematic portfolios?  _________________________________________________

•      Please indicate the last transaction executed by Systematic in the past 6 months including date, purchase or sale, and the number of shares traded:

EK/ME: Approval  ___________   Denial  ___________   If denial, reason for denial:  ____________________________________

Exhibit E

Initial or Annual Holdings Report

Name of Access Person:
(Please print)

Date subject to Code’s requirements (start date):

In accordance with federal securities laws and Systematic’s Code of Ethics, Access Persons must submit an Annual report of:

(1)   all Reportable Funds and Securities and

(2)   the name of any broker/dealer or bank which maintains any securities in which they or their Immediate Family has any direct or indirect beneficial ownership to the Company within 10 days of the date the Access Person becomes subject to the Code of Ethics which, in the case of Systematic, is the first date of an employee’s employment with the Company, and on an annual basis thereafter.

(Please refer to Exhibit C, Compliance and Reporting of Personal Transactions Matrix, of Systematic’s Code of Ethics for a list of Reportable Securities and Funds.)

List of Reportable Securities & Funds

Please list below each Reportable Security and Fund held or provide copies of most recent statements, not older than 45 days from the date set forth above. If any Unlisted Security or Reportable Securities or Funds owned by you are not held in accounts disclosed below (e.g., limited partnerships, hedge funds, private investments, etc.), please list them here.

Name of Issuer/ Type of Security CUSIP/Identifier	No. of Shares	Principal Amount	Maturity Date/ Interest Rate (if applicable)

If you have no Reportable Securities to report, please check here:     ☐

List of Brokerage, Custodial & Affiliated Mutual Fund Accounts

Name of Broker or Bank of Affiliate Fund	Name(s) on Account	Type of Account

If you have no brokerage, custodial or Affiliated Mutual Fund accounts to report, please check here:     ☐

I certify I have included in this report all Reportable Securities and Funds as well as all brokerage and/or custodial accounts required to be reported pursuant to federal securities laws and Systematic’s Code of Ethics.

Signature:	Date:

Reportable Fund means:

(i)    Any fund for which Systematic serves as an investment adviser or as defined in Section 2(a)(20) of the Investment Company Act of 1940; or

(ii)   Any fund whose investment adviser or principal underwriter controls you, is controlled by you, or is under common control with you. For purposes of this section, control has the same meaning as it does in Section 2(a)(9) of the Investment Company Act.

Reportable Security means a security as defined in Section 202(a)(18) of the Act, except it does not include:

(i)    Direct obligations of the Government of the United States;

(ii)   Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

(iii)  Shares issued by money market funds;

(iv)  Share issued by open-end funds other than reportable funds; and

(v)   Shares issued by unit investment trusts invested exclusively in one or more open-end funds, none of which are reportable funds.

Exhibit F

Initial Compliance Certifications and Acknowledgements

I,                                                                                                                                          , do hereby acknowledge that:

(i)    I have received and have read/agree to read, familiarize myself with and abide by all of the policies and procedures set forth in Systematic Financial Management, L.P.’s (“Systematic”) Compliance Manual. I further confirm I will comply with the provisions of the Compliance Manual applicable to me and will report any exceptions or issues that become known to me to Systematic’s CCO.

(ii)   Furthermore, I have received and have read/agree to read, understand and comply with Systematic’s Code of Ethics. As such:

a.     I will inform Systematic of all brokerage accounts I, or my Immediate Family, maintain for myself, my family, or any other accounts for which I/we maintain partial or complete discretion and authority, and will provide all necessary information about said accounts. I will also inform Systematic of all security positions held in these accounts as well as other security holdings subject to reporting under this Code within 10 days of my employment with Systematic.

b.     I further state I understand and agree to comply with all Company procedures for security transactions executed by me or my Immediate Family including, among others:

i.      Submitting Personal Trading Request and Authorization Pre-Clearance Form before the execution of any transaction requiring such pre-approval;

ii.     Ensuring Systematic’s Compliance Department receives duplicate copies of all brokerage, custodial and Affiliated Mutual Fund statements and duplicate confirmations of my transactions to assure confirmation of any pre-approved transactions and minimum holding periods required by Systematic’s Code of Ethics; and

iii.    I agree to make Systematic’s Compliance Department fully aware of all personal securities transactions executed by me or my Immediate Family that result in violations of Systematic’s Personal Trading policies and procedures.

(iii)  I have received and have read/agree to read and comply with Systematic’s Code of Ethics and the Affiliated Managers Group (“AMG”) Insider Trading Policy and Procedures and their requirements in all respects.

(iv)  I also acknowledge receipt of Systematic’s Employee Handbook. I acknowledge I have read, or will read, this handbook, and I accept full responsibility for familiarizing myself with this handbook. I further acknowledge and understand my employment with Systematic is “at-will” and I may be terminated at any time for any reason, I may resign at any time for any reason and nothing contained in the Employee Handbook or any oral representation to the contrary alters my “at-will” status.

(v)   And lastly, I understand my failure to comply in all respects with Systematic’s policies and procedures, including, but not limited to, Systematic’s Code of Ethics and AMG’s Insider Trading Policy and Procedures, is a basis for termination of my employment from Systematic.

Signature:	Date:

Exhibit G

Quarterly Personal Securities Transaction Report –

Affiliated Mutual Funds

(Excluding 401(k) Plan transactions)

Quarter Ending:

Note: This Form must be completed and returned even if you had no Affiliated Mutual Fund transactions during the quarter.

Affiliated Mutual Funds are defined as any fund managed or sub-advised by Systematic and/or any Affiliated Managers Group, Inc. (“AMG”) affiliate.

•      If you had no Affiliated Mutual Fund transactions during the quarter, please check here:         ☐

•      If you did not establish any Affiliated Mutual Fund accounts during the quarter, please check here:         ☐

•      If you did establish an Affiliated Mutual Fund account during the quarter, please list below:

Name of Affiliated Fund	Date Account Established	Name(s) on Account	Type of Account

List of Affiliated Mutual Fund Transactions effected during the quarter:

Please list below all transactions effected during the quarter in any Affiliated Mutual Fund.

Date of Transaction	Name of Fund	No. of Shares	Principal Amount	Price	Fund Family/ Fund Sponsor

I certify I have included in this report all Affiliated Mutual Fund transactions and any newly established Affiliated Mutual Fund account(s) required to be reported pursuant to Systematic’s Code of Ethics.

Name:
(Please print)

Signature:		Date:

Exhibit H

Quarterly Personal Securities Transaction Report – Reportable

Securities

Quarter Ending:

Note: This Form must be completed and returned even if you had no Reportable Securities transactions during the quarter.

•      If you had no Reportable Securities transactions during the quarter, please check here:         ☐

•      If you did not establish any brokerage or custodial accounts during the quarter, please check here:         ☐

•      If you did establish a brokerage or custodial account during the quarter, please list below:

Name of Broker, Dealer or Bank	Date Account Established	Name(s) on Account	Type of Account

List of Reportable Securities Transactions effected during the quarter:

Date of Transaction	Name of Issuer/ Type of Security	No. of Shares	Principal Amount	Maturity Date/ Interest Rate	Price	Broker/Dealer/ Bank

I certify I have included in this report all Reportable Securities transactions and any newly established brokerage or custodial accounts required to be reported pursuant to Systematic’s Code of Ethics.

Name:
(Please print)

Signature:		Date:

Exhibit I
List of Affiliated Funds

Updated June 2009

Mutual Funds (sponsored)

Name of Affiliate	Name of Affiliated Fund	Ticker
AQR	AQR Diversified Arbitrage Fund	ADANX, ADAIX

Friess	Brandywine Advisors Fund	BWAFX
	Brandywine Blue Fund	BLUEX
	Brandywine Fund	BRWIX

Managers	Managers Bond	MGFIX
	Managers Emerging Markets Equity	MEMEX
	Managers Fixed Income	MFDAX, MFDBX, MFDCX, MFDYX
	Managers Global Bond	MMAFX
	Managers High Yield	MHHAX, MHHBX, MHHCX, MHHYX
	Managers Intermediate Duration Government	MGIDX
	Managers International Equity	MGITX
	Managers Money Market	MGMXX
	Managers Short Duration Government	MGSDX
	Managers Special Equity	MGSEX, MSEIX
	Managers Fremont Global Fund	MGGBX
	Managers Small Cap Fund	MSSCX
	Managers Fremont Micro-Cap Fund	MMCFX
	Managers Fremont Institutional Micro-Cap Fund	MIMFX
	Managers Fremont Real Estate Securities Fund	MRESX
	Managers Fremont Bond Fund	MBDFX
	Managers California Intermediate Tax-Free Fund	MCATX

	Managers AMG GW&K Multi Cap Equity	GWEAX
	Managers AMG GW&K Municipal Enhanced Yield	GWMEX
	Managers Balanced (formerly Managers AMG Chicago Equity Partners Balanced)	MBEAX, MBEBX,MBECX,MBEYX
	Managers Mid Cap (Managers AMG Chicago Equity Partners Mid-Cap)	MKPYX, MKPAX, MKPBX, MKPCX
	Managers AMG Essex Small/Micro Cap Growth Fund	MBRSX, MBRCX
	Managers AMG Essex Growth Fund	MEAIX
	Managers AMG Essex Large Cap Growth Fund	MGCAX
	Managers AMG FQ Tax-Managed U.S. Equity Fund	MFQTX, MFQAX, MFQCX
	Managers AMG FQ Global Alternatives Fund	MGAAX, MGACX
	Managers AMG U.S. Equity Fund (formerly Managers AMG FQ U.S. Equity Fund)	MEQFX, FQUAX, FQUCX
	Managers AMG Skyline Special Equities Portfolio	SKSEX
	Managers AMG Systematic Mid Cap Value Fund	SYAMX, MSYAX, MSYCX
	Managers AMG Systematic Value Fund	MSYSX, MSYAX, MSYCX
	Managers AMG TimesSquare Mid Cap Growth Fund	TMDIX, TMDPX
	Managers AMG TimesSquare Small Cap Growth Fund	TSCIX, TSCPX

Third Avenue	Third Avenue International Value Fund	TAVIX
	Third Avenue Real Estate Value Fund	TAREX
	Third Avenue Small-Cap Value Fund	TASCX
	Third Avenue Value Fund	TAVFX
Third Avenue Variable Series Trust

Tweedy, Browne	Tweedy, Browne Value Fund	TWEBX
	Tweedy, Browne Global Value Fund	TBGVX
	Tweedy, Browne Worldwide High Dividend Yield Value Fund	TBHDX

Mutual Funds (subadvised)

Name of Affiliate	Name of Affiliated Fund	Ticker
AQR	GuideStone International Equity	GIEZX
	Russell International Securities	RCISX, REISX, RISSX

Chicago Equity	Managers Balanced	MBEAX, MBEBX,MBECX,MBEYX
	Managers Mid-Cap	MKPYX, MKPAX, MKPBX, MKPCX
40/86 Series Trust - Equity Portfolio
40/86 Series Trust - Balanced Portfolio
Northern Lights JNF VST - Small Growth
Northern Lights JNF VST - Small Value
Northern Lights JNF Balanced (Fixed Income Portion)
	Pacific Capital Growth Stock Fund	PCGSX, PGFCX, PGRSX
	Pacific Capital Growth & Income Fund	PMDYX
	Pacific Capital Mid-Cap Fund	PMDAX, PMACX,
	Pacific Capital Value Fund	PCVYX

Essex	Managers AMG Essex Growth Fund	MEAIX
	Managers AMG Essex Large Cap Growth Fund	MGCAX
	Managers AMG Essex Small/Micro Cap Growth Fund	MBRSX, MBRCX
	MassMutual Select Emerging Growth	MMEGX, MEGLX, MEGNX, MEESX, MEGYX
MML Emerging Growth Fund
	Riversource Small Cap Growth Fund	AXSCX, ASGBX, APRCX
	Principal Partners SmallCap Growth Fund	PPSMX, PPSBX, PTOCX
Principal Variable Contracts Fund, SmallCap Growth Fund
Callan Diversified Alpha Small Cap Fund

First Quadrant	Managers AMG FQ Tax-Managed U.S. Equity Fund	MFQTX, MFQAX, MFQCX
	Managers Fremont Global Fund	MMAFX
	Managers AMG U.S. Equity Fund (formerly Managers AMG FQ U.S. Equity Fund)	MEQFX, FQUAX, FQUCX
	Managers AMG FQ Global Alternatives Fund	MGAAX, MGACX
Frank Russell Trust Company, Russell International Fund with Active Currency
RTC Russell Fund
SEI Real Return Plus Fund
	Wilmington Trust Investment Trust I	WMLIX, WMMLX
Prudential AST Academic Strategies Asset Allocation Portfolio

Friess	Masters Select Equity	MSEFX
	Masters Select Smaller Companies Fund	MSSFX

Frontier	John Hancock Smaller Company Growth Fund	JHSRX
M Financial Group (Formerly M Funds, Inc.)
The Hirtle Callahan Trust
	Vanguard Morgan Growth	VMRGX
CGCM Large Cap Growth Investment Fund

Gannett Welsh & Kotler	Managers AMG GW&K Multi Cap Equity	GWEAX
	Managers AMG GW&K Municipal Enhanced Yield	GWMEX
	ActivePassive Intermediate Municipal Bond Fund	APMUX

Genesis	Frank Russell Emerging Markets Fund	REMAX, REMCX, REMEX, REMSX
	GuideStone International Equity	GIEZX

Renaissance	American Beacon Large Cap Growth Fund	ALCGX
American Fidelity Dual Strategy Fund
	USAA Growth	USAAX

Mutual Funds (subadvised) continued

Name of Affiliate	Name of Affiliated Fund	Ticker
Systematic	Managers AMG Systematic Mid Cap Value Fund	SYAMX, SYCMX, SYIMX
	Managers AMG Systematic Value Fund	MSYSX, MSYAX, MSYCX
	Riversource Select Value Fund	AXVAX, AXVBX, ACSVX
Riversource Variable Portfolios Select Value Fund
	Wells Fargo Equity Value Portfolio (formerly Wells Fargo Large Cap Value Fund)	WLVAX, WLVBX, WLVCX
	Wilshire Large Company Value	DTLVX,WLCVX
	Vantagepoint Mid Cap Value	VPSVX
	Northern Trust Global Investments Mid Cap Value	NMMCX
	Russell U.S. Value	RSVSX
	FRIC Select Value Large Cap Equity Fund	FRUUSAI

Third Avenue	Aegon Transamerica Series Third Ave Value Fund
Metlife Third Avenue Small-Cap Value Fund
Seasons Series Trust Focus Value
Touchstone Third Avenue Value Fund
Litman Gregory Masters Select International Fund
TA Idex Third Avenue Value
GMS Alpha + World Equity
GMS Alpha + III
GMS Alpha + V

TimesSquare	GuideStone Small Cap Equity	GSCZX
	Managers Small Cap Fund	MSSCX
	The Vantagepoint Funds (formerly Vantagepoint Aggressive Opportunities Fund)	VPAOX
	Managers AMG TimesSquare Mid Cap Growth Fund	TMDIX, TMDPX
	Managers AMG TimesSquare Small Cap Growth Fund	TSCIX, TSCPX

Exhibit J
List of Sub-Advised Funds

(Updated June 2009)

Name of Fund	Symbol (Institutional shares)
Wilshire Mutual Funds Inc. - Large Company Value Portfolio	WLCVX
Managers AMG SYSTEMATIC MID CAP FUND	SYIMX
Managers AMG SYSTEMATIC VALUE FUND	MSYSX
MassMutual Select Mid-Cap Value Fund	MLUSX
Mercer Global Investments (MGI US Small/Mid Cap Value Equity Fund)	MSMVX
Northern Multi-Manager Mid Cap Fund	NMMCX
RIC Russell US Value Fund
RiverSource Partners Select Value Fund	AXVAX Class A shares
RiverSource Partners VP Select Value Fund
UBS Pace Smalll/Medium Co Value Equity Investments	PEVAX
Vantagepoint Select Value Fund	VPSVX
Wells Fargo Equity Value Fund	WLVIX

Exhibit K

Quarterly Compliance Acknowledgement

I,                                       , do hereby acknowledge that for the quarter ending                                  ;

(i)    I have read, received, understood and complied with all of the policies and procedures set forth in Systematic Financial Management, L.P.’s (“Systematic”) and any amendments thereto:

a.     Employee Handbook,

b.     Compliance Manual, and

c.     Code of Ethics.

(ii)   I have complied with Systematic’s Code of Ethics in that:

a.     I have informed Systematic of all brokerage accounts I or my Immediate Family maintain for myself, my family, or any other accounts for which I/we maintain partial or complete discretion and authority, and have provided all necessary information about said accounts to Systematic.

b.     I further state where security transactions have been executed by me or my Immediate Family, all Company procedures have been complied with including:

i.      Personal Trading Request and Authorization Pre-Clearance Form has been submitted and approved BEFORE the execution of any transaction requiring pre-approval;

ii.     Systematic’s compliance department has received duplicate copies of all brokerage, custodial and Affiliated Mutual Fund statements and duplicate confirmations of securities transactions to assure confirmation of any pre-approved transactions and minimum holding periods for the aforementioned quarter as required by Systematic’s Code of Ethics; and

iii.    If applicable, Systematic’s Compliance Department is fully aware of all of the personal securities transactions executed by me or my Immediate Family that violated Systematic’s Personal Trading policies and procedures.

(iii)  I have complied with Systematic’s Code of Ethics and Affiliated Managers Group’s (“AMG”) Insider Trading Policy and Procedures.

(iv)  Furthermore, I have not traded for any client account, personal account, family member’s account or any other non-client account, directly or indirectly, on material, non-public information. Nor have I disseminated any material, non-public information within Systematic, or others outside the organization in violation of federal securities laws.

(v)   I also acknowledge and understand my employment with Systematic is “at-will” and I may be terminated at any time for any reason, I may resign at any time for any reason and nothing contained in the Employee Handbook or any oral representation to the contrary alters my “at-will” status.

(vi)  And lastly, I understand my failure to comply in all respects with Systematic’s policies and procedures, including, but not limited to, Systematic’s Employee Handbook, Code of Ethics, and AMG’s Insider Trading Policy and Procedures, is a basis for termination of my employment from Systematic.

Signature:	Date:

Print Name: